UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

AMENDMENT NO. 1

TO

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 1, 2011

GraphOn Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	0-21683 (Commission File No.)	13-3899021 (IRS Employer Identification No.)

5400 Soquel Avenue, Suite A-2
Santa Cruz, California 95062
(Address of principal executive offices)

Registrant’s telephone number:  (800) 472-7466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

GraphOn Corporation hereby amends its Current Report on Form 8-K (Date of Report – September 1, 2011) filed on September 8, 2011 as set forth in this Amendment No. 1 to Form 8-K (“Form 8-K/A”). This Form 8-K/A amends the fifth paragraph under Item 1.01 to correct the number of shares of common stock issuable upon exercise of the warrant with an exercise price of $0.20 per share and the number of shares of common stock  issuable upon exercise of the warrant with an exercise price of $0.26 per share.

Item 1.01.    Entry into a Material Definitive Agreement

On September 1, 2011, we entered into a securities purchase agreement with a limited number of institutional and retail investors, all of whom were “accredited investors” within the meaning of Rule 501 promulgated under the Securities Act of 1933, pursuant to which we issued and sold for cash 35,500,000 shares of our common stock at a purchase price of $0.20 per share. We also issued warrants to the investors for no additional consideration to purchase an aggregate of 17,750,000 shares of common stock at an exercise price of $0.26 per share from September 1, 2011 through September 1, 2016. An entity affiliated with our director Steve Ledger purchased 1,250,000 shares of common stock in the placement and received its pro rata portion of the warrants.

We derived gross proceeds of $7,100,000 from this placement, which we intend to use for the development, commercialization and exploitation of our present and future intellectual property and working capital purposes.

We offered and sold our shares and warrants without registration under the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act and in compliance with Rule 506 of Regulation D promulgated thereunder.

We also entered into a registration rights agreement with the investors agreeing to file a registration statement covering our common stock acquired by them, including the common stock underlying their warrants, within 30 days of the closing and to use commercially reasonable efforts to have the registration statement declared effective as soon as practicable thereafter.

MDB Capital Group, LLC acted as our exclusive placement agent in connection with this transaction, for which it received a fee of (i) $710,000 or 10% of gross proceeds in cash, (ii) a reimbursement of accountable expenses of approximately $35,000 in cash, (iii) a warrant to purchase 3,550,000 shares of common stock exercisable at a purchase price of $0.20 per share, and (iv) a warrant to purchase 1,775,000 shares of common stock exercisable at a purchase price of $0.26 per share.

A complete copy of each of the Securities Purchase Agreement, the form of Warrant and the form of Registration Rights Agreement are filed as Exhibits 10.1, 4.1 and 10.2, respectively, and are incorporated herein by reference. The summary of the transaction set forth above does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 3.02.    Unregistered Sales of Equity Securities

On September 1, 2011, we entered into a securities purchase agreement and issued and sold 35,500,000 shares of our common stock and warrants to purchase an additional 17,750,000 shares of our common stock. For further information about the terms of these transactions, please see the disclosure under Item 1.01 above, which is incorporated herein by reference.

 Item 9.01.                      Financial Statements and Exhibits.

Exhibits:

Exhibit No.	Description

4.1	Form of Warrant. *
10.1	Securities Purchase Agreement. *
10.2	Form of Registration Rights Agreement. *

* Previously filed as an exhibit to this Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2011

GRAPHON CORPORATION

By:  /s/ William Swain
Name:  William Swain
Title:  Chief Financial Officer